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                                                               Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-66947 of Summit Technology, Inc. on Form S-4 of our report on Autonomous Technologies Corporation, and Subsidiary, dated February 22, 1999, except for
Note 13, as to which the date is March 16, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Orlando, Florida

March 22, 1999